Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

TOWER TECH HOLDINGS INC.

2007 EQUITY INCENTIVE PLAN

THIS AGREEMENT is entered into and effective as of the       day of                      , 20       , by and between Tower Tech Holdings Inc., a Nevada corporation (the “Company”), and                            (“Participant”).

RECITALS

A.            The Participant, on the date hereof, is a key employee, officer or director of, or consultant or advisor to, the Company or one of its Affiliates; and

B             The Company wishes to grant a restricted stock award to Participant for shares of the Company’s Common Stock pursuant to the terms and conditions of this Agreement and the Company’s 2007 Equity Incentive Plan (the “Plan”);

C.            The Administrator has authorized the grant of such restricted stock award to Participant.

AGREEMENTS

In consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I. GRANT OF RESTRICTED STOCK AWARD

The Company hereby grants to Participant a restricted stock award (the “Award”) for                                                                 (                                          ) shares of Common Stock on the terms and conditions set forth herein. The Company may cause to be issued one or more stock certificates representing such shares of Common Stock in Participant’s name, and may hold each such certificate or may note in the electronic records that such shares are restricted until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Article II below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Article II below, Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all distributions attributable to shares for which the risks of forfeiture have lapsed, but Participant shall not have any other rights as a stockholder with respect to such shares.

ARTICLE II. VESTING OF RESTRICTED STOCK

A.            General. The shares of Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:

Number
Vesting Date	of Shares Vested

, 2007
, 2008
, 2009

Notwithstanding the foregoing schedule, the Administrator may delay the vesting of all or any portion of the Award.

B.            Termination of Employment Prior to Vesting. If, prior to the vesting of all or any portion of the Award, Participant ceases to be [a key employee or officer] [a consultant or advisor] [a director] of the Company or any Affiliate for any reason, the Participant shall forfeit all unvested shares of Sock subject to this Award for which the risks of forfeiture have not lapsed; provided, however, that if the Administrator delays the vesting of all or any portion of the Award, the Participant shall not forfeit any such shares that otherwise would have vested  prior to the termination of Participant’s relationship had such vesting not been so delayed, and, upon such delayed vesting, this Award shall terminate.

ARTICLE III. CHANGE OF CONTROL

A.            Acceleration. In the event of a “Change of Control,” the risks of forfeiture on all shares of Stock subject to this Award shall immediately lapse.

B.            Change of Control Defined. For purposes of this Article III, a “Change of Control” means:

i. The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation;

ii. The stockholders of the Company approve any plan or proposal for the liquidation of the Company;

iii. A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or

iv. The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing, in the aggregate, more than fifty percent (50%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a Change of Control will not be deemed to occur if such acquisition is initiated by Participant or an entity in which Participant owns fifty percent (50%) or more of the total combined voting power of all classes of such entity’s securities, or if Participant or such entity is a member of the group of associated persons or entities acting in concert.

ARTICLE IV. NONTRANSFERABILITY

This Award shall not be transferable, in whole or in part, by Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in this Agreement have lapsed. If Participant shall attempt any transfer of this Award prior to such date, such transfer shall be void and this Award shall terminate.

ARTICLE V. LIMITATION OF LIABILITY

Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company or any Affiliate to terminate the status of Participant as an employee of the Company at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will employ Participant in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE VI. WITHHOLDING TAXES

To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of common stock, or (ii) by electing to have the Company withhold shares of Common Stock received pursuant to this Award, on which the risks of forfeiture have lapsed this Award, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

ARTICLE VII. CAPITAL ADJUSTMENTS

Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) may result in an adjustment, reduction or enlargement, as appropriate, in the number of shares subject to this Award. Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

ARTICLE VIII. BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

ARTICLE IX. 2007 EQUITY INCENTIVE PLAN

The Award represented by this Agreement has been granted under, and is subject to the terms of, the Plan. The terms of the Plan are hereby incorporated by reference herein in their entirety and Participant, by execution hereof, acknowledges having received a copy of the Plan. Capitalized terms not defined herein shall have the meaning set forth in the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the latter shall prevail.

ARTICLE X. MISCELLANEOUS

A.            Employment or Other Relationship; Rights as a Stockholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Until the risks of forfeiture have lapsed or the shares subject to this Agreement have been forfeited, Participant shall be entitled to vote the shares of Stock awarded pursuant to this Agreement and shall receive all dividends attributable to such shares, but Participant shall not have any other rights as a stockholder with respect to such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

B.            Securities Law Compliance. Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. Participant may be required by the Company, as a condition of the effectiveness of this Award, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

C.            Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Award or any of the underlying shares of Common Stock without the prior written consent of the of the underwriter(s) or its representative(s).

D.            Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator of the Company shall accelerate the vesting of this restricted stock award, provided that the Company gives Participant 15 days’ prior written notice of such acceleration. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

E.             Accounting Compliance. Participant agrees that, if a merger, reorganization, liquidation or other “transaction” (as defined in Article III.B. of this Agreement) occurs, and Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

F.             Stock Legend. The Administrator may require that the certificates for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors)  under this Agreement shall bear an appropriate legend to reflect the restrictions of this Article; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable this Article X.

G.            Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

H.            Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud and inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that a judge of the Circuit Court of Manitowoc County, Wisconsin select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such disputes. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fee, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorney’s fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Green Bay, Wisconsin.

I.              Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

ARTICLE XI. GOVERNING LAW

This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Wisconsin.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

TOWER TECH HOLDINGS INC.

By:
Its:

PARTICIPANT

By execution hereof, the Participant acknowledges having received a copy of the Plan.